SCHEDULE 14C
                                 (RULE 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                   SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT
                                     NO. __)

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    Rule 14c-6(e)(2)
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                           MET INVESTORS SERIES TRUST
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

                           MET INVESTORS SERIES TRUST

                       Van Kampen Mid-Cap Growth Portfolio
         (formerly known as Lord Abbett Growth Opportunities Portfolio)

                                                5 Park Plaza, Suite 1900
                                                Irvine, California 92614


                              INFORMATION STATEMENT

         The primary purpose of this Information Statement is to provide you with information about a change of the investment adviser ("Adviser") to the Van Kampen Mid-Cap Growth Portfolio (known as the Lord Abbett Growth Opportunities Portfolio prior to October 1, 2006) (the "Portfolio"), a series of Met Investors Series Trust (the "Trust"). Effective October 1, 2006, Morgan Stanley Investment Management, Inc. (dba Van Kampen) ("Van Kampen") replaced Lord Abbett & Co. ("Lord Abbett") as the Adviser to the Portfolio. Lord Abbett was replaced as the Adviser because of the performance of the Portfolio relative to its peer group. In connection with the change in Adviser, the Portfolio's investment objective and investment strategy changed. For a discussion of these changes see "Changes in Portfolio's Investment Style" below or the supplement to the Portfolio's prospectus dated September 22, 2006. This Information Statement is being mailed on or about December 21, 2006. The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The Trust's most recent annual and semi-annual reports are available upon request without charge by writing the Trust at the above address or calling the Trust toll-free at 1-800-343-8496.

         Met Investors Advisory, LLC (the "Manager") serves as investment manager to the Trust pursuant to a management agreement dated December 8, 2000, as amended from time to time, between the Trust and the Manager (the "Management Agreement"). MetLife Investors Distribution Company (the "Distributor"), an affiliate of the Manager, serves as the distributor to the Trust. The Manager and the Distributor are located at 5 Park Plaza, Suite 1900, Irvine, California 92614. State Street Bank and Trust Company is the administrator of the Trust and is located at 2 Avenue de LaFayette Street, Boston, Massachusetts 02111.

         Section 15(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), requires that all agreements under which persons serve as investment managers or investment advisers to investment companies be approved by shareholders. The Securities and Exchange Commission has granted exemptive relief to the Trust and the Manager which generally permits the Manager, subject to certain conditions including approval of the Board of Trustees, to (i) select an Adviser for the Portfolio; (ii) enter into and materially modify existing advisory agreements between the Manager and the Adviser; and (iii) terminate and/or hire unaffiliated sub-advisors without obtaining approval of the Portfolio's shareholders. One of the conditions of the exemptive relief is that within 90 days after entering into a new or amended advisory agreement without shareholder approval, the Portfolio must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. This Information Statement is being provided to you to satisfy this condition of the exemptive relief.

         THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.       Introduction

         Prior to October 1, 2006, Lord Abbett was Adviser to the Portfolio pursuant to an Investment Advisory Agreement, dated February 12, 2002, by and between the Manager (formerly known as Met Investors Advisory Corp.) and Lord Abbett, as amended on August 11, 2005 (the "Previous Advisory Agreement").

         In the role of Manager to the Trust, the Manager regularly monitors the performance of the Portfolio's Advisers, and has the ultimate responsibility to recommend to the Board of Trustees of the Trust the hiring, termination and replacement of unaffiliated Advisers. After analysis, the Manager recommended to the Board of Trustees of the Trust that the Portfolio would benefit from the replacement of Lord Abbett with Van Kampen.

         At a meeting of the Board of Trustees of the Trust held on August 10, 2006, the Trustees (including the Trustees who are not "interested persons" of the Trust, the Manager, the Adviser or the Distributor (as that term is defined in the 1940 Act)("Disinterested Trustees")) approved a new investment advisory agreement between the Manager and Van Kampen, with respect to the Portfolio, which took effect as of October 1, 2006 (the "New Advisory Agreement"). In connection with the appointment of Van Kampen pursuant to the New Advisory Agreement, the Board of Trustees terminated the Previous Advisory Agreement, and as of October 1, 2006, Lord Abbett no longer served as Adviser to the Portfolio. As discussed below, the New Advisory Agreement is the same in all material respects to the Previous Advisory Agreement, except for the Adviser, the advisory fee (which is lower than the advisory fee under the Previous Advisory Agreement), and the effective date and term of the Agreement. As with the Previous Advisory Agreement, the Portfolio does not pay the advisory fee under the New Advisory Agreement. The Management Agreement between the Trust and the Manager relating to the Portfolio remains in effect, and the fees payable to the Manager relating to the Portfolio remains in effect and fees payable to the Manager by the Portfolio under the Management Agreement will not change.

         THERE IS NO INCREASE IN THE MANAGEMENT FEES PAID BY THE PORTFOLIO AS A RESULT OF THE NEW ADVISORY AGREEMENT.

         As a result of the approval of the New Advisory Agreement, effective October 1, 2006, Van Kampen replaced Lord Abbett as the Adviser to the Portfolio and the name of the Portfolio changed to "Van Kampen Mid-Cap Growth Portfolio." All references to the Lord Abbett Growth Opportunities Portfolio in the Trust's Prospectus and Statement of Additional Information changed as of that date to the "Van Kampen Mid-Cap Growth Portfolio." In addition, all references to Lord Abbett in the Trust's Prospectus and Statement of Additional Information were replaced with Van Kampen.

II.      The Previous and New Advisory Agreements

         The Previous Advisory Agreement

         The Previous Advisory Agreement provided that it would remain in effect for an initial two-year term and would continue in full force and effect for successive periods of one year thereafter only so long as the Board of Trustees, including a majority of the Disinterested Trustees, specifically approved its continuance at least annually. The Previous Advisory Agreement could be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Disinterested Trustees, by the Manager, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days' prior written notice to the Adviser or by the Adviser upon ninety days' prior written notice to the Manager, or upon shorter notice as mutually agreed upon. The Previous Advisory Agreement also terminated automatically in the event of its assignment or in the event that the Management Agreement between the Manager and the Trust was assigned or terminated for any other reason.

         The Previous Advisory Agreement also generally provided that, absent willful misconduct, bad faith, gross negligence, or reckless disregard of obligations or duties under the Agreement on the part of the Adviser, the Adviser would not be liable for any act or omission in the course of, or connected with, rendering services under the Advisory Agreement.

         Under the Previous Advisory Agreement, the Manager paid an advisory fee to Lord Abbett, based on the average daily net assets of the Portfolio, consisting of a monthly fee paid computed at the annual rate of 0.45% of the first $200 million of such assets, plus 0.40% of such assets over $200 million up to $500 million, plus 0.375% of such assets over $500 million. For the fiscal year ended December 31, 2005, the Manager paid Lord Abbett $272,674 in aggregate advisory fees.

         The Previous Advisory Agreement was approved by the Board of Trustees, including by a separate vote of the Disinterested Trustees at a meeting held on January 24, 2001, and by the Portfolio's initial shareholder on January 25, 2001.


         The New Advisory Agreement

         The terms of the New Advisory Agreement are the same in all material respects as those of the Previous Advisory Agreement, except for the Adviser, the advisory fee and the effective date and term. The New Advisory Agreement provides that it will remain in effect until December 31, 2007 and thereafter for successive periods of one year only so long as the Board of Trustees, including a majority of the Disinterested Trustees, specifically approves its continuance at least annually. The Previous Advisory Agreement's initial term was for a period of two years from its effective date. Like the Previous Advisory Agreement, the New Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Disinterested Trustees, by the Manager, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days' prior written notice to the Adviser or by the Adviser upon ninety days' prior written notice to the Manager, or upon shorter notice as mutually agreed upon. The New Advisory Agreement also terminates automatically in the event of its assignment or in the event that the Management Agreement between the Manager and the Trust is assigned or terminated for any other reason.

        The New Advisory Agreement also generally provides that, absent willful misconduct, bad faith, gross negligence, or reckless disregard of obligations or duties under the Agreement on the part of the Adviser, the Adviser will not be liable for any act or omission in the course of, or connected with, rendering services under the Advisory Agreement.

         Advisory Fee

         Under the New Advisory Agreement, the Manager pays an advisory fee to Van Kampen, based on the average daily net assets of the Portfolio, consisting of a monthly fee paid computed at the annual rate of 0.45% of the first $200 million of such assets, plus 0.40% of such assets over $200 million up to $500 million, plus 0.375% of such assets over $500 million up to $750 million, plus 0.350% of such assets over $750 million.

         As with the Previous Advisory Agreement, the Portfolio does not pay the advisory fee under the New Advisory Agreement. The Management Agreement between the Trust and the Manager relating to the Portfolio remains in effect, however the fees payable to the Manager by the Portfolio under the Management Agreement will change.

         The following table shows the actual aggregate advisory fee paid to Lord Abbett by the Manager for the fiscal year ended December 31, 2005 under the Previous Advisory Agreement and what the aggregate advisory fee would have been if the advisory fee under the New Advisory Agreement had been in effect:


------------------------------------------ ---------------------------------------- ----------------------------------
Actual Aggregate Advisory Fee paid under    Pro Forma Aggregate Advisory Fee paid    % Difference Between Actual and
   the Previous Advisory Agreement for      under the New Advisory Agreement for    Pro Forma Aggregate Advisory Fees
   Fiscal Year Ended December 31, 2005       Fiscal Year Ended December 31, 2005
------------------------------------------ ---------------------------------------- ----------------------------------
------------------------------------------ ---------------------------------------- ----------------------------------
                $272,674                                  $272,674                                 0%
------------------------------------------ ---------------------------------------- ----------------------------------

          Effective Date

          The New Advisory Agreement was approved by the Board of Trustees, including by a separate vote, the Disinterested Trustees, on August 10, 2006, and its effective date was as of October 1, 2006.

III.     Board Considerations

         At a meeting of the Board of Trustees held on August 10, 2006, the Board of Trustees, including the Disinterested Trustees, initially approved an investment advisory agreement with respect to the Portfolio between the Manager and Van Kampen.

         The Board of Trustees approved the Advisory Agreement between the Manager and Van Kampen based on a number of factors relating to Van Kampen's ability to perform under the Advisory Agreement. These factors included: Van Kampen's management style and long-term performance record with comparable funds; Van Kampen's current level of staffing and its overall resources; Van Kampen's financial condition; and Van Kampen's compliance systems and any disciplinary history. In particular, the Board noted that the Van Kampen Mid Cap Growth Fund (Class A Shares) ("Van Kampen MCG (A)Fund") (a retail mutual fund with substantially similar investment objectives, policies and strategies as those of the Portfolio) had outperformed the funds in its Lipper Mid Cap Growth Index and the Russell Mid Cap Growth Index for the one-, three-, five- and ten-year periods, ended June 30, 2006. The Board also noted that the Portfolio would be managed by the same individual who managed the Van Kampen
MCG (A) Fund. The Disinterested Trustees were advised by independent legal counsel throughout the process.

         The Board gave substantial consideration to the fees payable under the Advisory Agreement. In this connection, the Board evaluated Van Kampen's costs and profitability (to the extent practicable) in serving as an Adviser to the Portfolio, including the costs associated with the personnel, systems and equipment necessary to perform its functions. The Board also examined the fees to be paid to Van Kampen in light of fees paid to other investment advisers by comparable funds and the method of computing the Adviser's fee. The Board also noted that the fees payable under the Advisory Agreement were comparable to the terms of advisory arrangements with other mutual funds managed by the Adviser. After comparing the fees with those of comparable funds and in light of the quality and extent of services to be provided, and the costs to be incurred, by Van Kampen, the Board concluded that the fee to be paid the Adviser with respect to the Portfolio was fair and reasonable.

         The Board also noted that Van Kampen, through its relationship as an Adviser to the Portfolio, may engage in soft dollar transactions for proprietary research or brokerage services. While Van Kampen selects brokers primarily on the basis of their execution capabilities, the direction of transactions may at times be based on the quality and amount of research such brokers provide. Further, the Board recognized that Van Kampen is affiliated with registered broker-dealers and these broker-dealers may from time to time execute transactions on behalf of the Portfolio. The Board noted, however, that the Adviser must select brokers who meet the Trust's requirements for best execution. The Board concluded that the benefits accruing to Van Kampen and its affiliates by virtue of the Adviser's relationship to the Portfolio are fair and reasonable.

         In approving the Advisory Agreement, the Board especially reviewed Van Kampen's management style and long-term performance record with comparable funds. The Board noted that the Van Kampen MCG (A) Fund, which is also advised by Van Kampen, has substantially similar investment objectives, policies, and strategies as the Portfolio. As of June 30, 2006, the Van Kampen MCG (A) Fund had outperformed the Russell Mid Cap Growth Index and the Morningstar Mid Growth over the one- three- and five-year periods.

         In considering the profitability to the Adviser of its relationship with the Portfolio, the Board noted that the fees under the Advisory Agreement were paid by the Manager out of the management fees that it receives under the Management Agreement. The Board also relied on the ability of the Manager to negotiate the Advisory Agreement and the fees thereunder at arm's length. In addition, the Board noted that the terms of the Advisory Agreement and fees payable thereunder were comparable to the terms of advisory arrangements with other mutual funds managed by the Adviser. For each of the above reasons, the profitability to the Adviser from its relationship with the Portfolio was not a material factor in the Board's deliberations. For similar reasons, the Board did not consider the potential economies of scale in the Adviser's management of the Portfolio to be a material factor in its consideration, although it was noted that the advisory fee schedule for the Portfolio contains breakpoints that reduce the fee rate on assets above specified levels.

         In connection with these considerations, the Board of Trustees determined that a sub-advisory arrangement between the Manager and Van Kampen was in the best interests of the Portfolio and its shareholders. Based on these considerations and the overall high quality of the personnel, operations, financial condition, investment advisory capabilities, methodologies, and performance of Van Kampen with comparable funds, the Board (including a majority of Disinterested Trustees) determined approval of the Advisory Agreement was in the best interests of the Portfolio.

IV.      The Adviser

         Morgan Stanley Investment Management Inc., doing business in certain instances under the name Van Kampen ("Van Kampen"), 1221 Avenue of the Americas, New York, New York 10020, is the Adviser to the Portfolio. Van Kampen is a direct wholly-owned subsidiary of Morgan Stanley. As of December 31, 2005, Van Kampen, together with its affiliated asset management companies managed approximately $434 billion in assets.

         The Portfolio is managed by the Adviser's U.S. Growth team. Current members of the team jointly and primarily responsible for the day-to-day management of the Portfolio are Dennis Lynch and David Cohen, each a Managing Director of the Adviser, and Sam Chainani and Alexander Norton, each an Executive Director of the Adviser.

         Mr. Lynch has worked in an investment management capacity for the Adviser since 1998. Mr. Cohen has worked in an investment management capacity for the Adviser since 1993. Mr. Chainani has worked in an investment management capacity for the Adviser since 1996. Mr. Norton has worked in an investment management capacity for the Adviser since 2000.

         Mr. Lynch is the lead manager of the Portfolio and Messrs. Cohen, Chainani and Norton are co-portfolio managers. Mr. Lynch is responsible for the execution of the overall strategy of the Portfolio.

Van Kampen's directors and executive officers are as follows:

The address for the executive officers is Van Kampen, 1221 Avenue of the Americas, New York, New York 10020.


----------------------------------- --------------------------------------
                                        Position Held with Adviser and
              Name                      Principal Occupations During
                                        the Last Five Years
----------------------------------- --------------------------------------
----------------------------------- --------------------------------------
McAlinden, Joseph                   Director & Managing Director
----------------------------------- --------------------------------------
----------------------------------- --------------------------------------
Robison, Ronald                     Director & Managing Director
----------------------------------- --------------------------------------
----------------------------------- --------------------------------------
Otto, Carsten                       Managing Director & Chief Compliance
                                    Officer
----------------------------------- --------------------------------------
----------------------------------- --------------------------------------
Fink, Barry                         General Counsel, Managing Director &
                                    Secretary
----------------------------------- --------------------------------------
----------------------------------- --------------------------------------
Thomas, Owen                        President, Chief Operating Officer &
                                    Managing Director
----------------------------------- --------------------------------------
----------------------------------- --------------------------------------
Shea, Dennis                        Chief Investment Officer, Head of
                                    Global Equity & Managing Director
----------------------------------- --------------------------------------
----------------------------------- --------------------------------------
Castiglia, Kenneth                  Chief Financial Officer, Treasurer
                                    & Managing Director
----------------------------------- --------------------------------------
----------------------------------- --------------------------------------
Germany, James David                Chief Investment Officer, Global
                                    Fixed Income & Managing Director
----------------------------------- --------------------------------------


         Van Kampen acts as investment adviser or subadviser to the following other mutual funds that have similar investment objectives to that of the Portfolio. It is Van Kampen's policy not to provide the fee schedules of its other sub-advised fund clients. However, our standard fee schedules for our similarly managed mutual funds are outlined below and presented next to the sub-advisory fees of the funds.


------------------------------------ ------------------------------------------- ----------------------------------
     Comparable Mid Cap Growth           Advisory Management Fee Schedules         Assets Under Management as of
            Portfolios                                                                      03/31/2006
------------------------------------ ------------------------------------------- ----------------------------------
------------------------------------ ------------------------------------------- ----------------------------------
Van Kampen Mid Cap Growth Fund       0.75% on first $500 million                 $1,074,741,563
                                     0.70% on the next $500 million
                                     0.65% on assets in excess of $1 billion
------------------------------------ ------------------------------------------- ----------------------------------
------------------------------------ ------------------------------------------- ----------------------------------
MSIF Trust Mid Cap Growth Portfolio  0.50%                                       $2,295,209,952


------------------------------------ ------------------------------------------- ----------------------------------
------------------------------------ ------------------------------------------- ----------------------------------
UIF Mid Cap Growth Portfolio         0.75% on first $500 million                 $188,514,662
                                     0.70% on the next $500 million
                                     0.65% on assets in excess of $1 billion
------------------------------------ ------------------------------------------- ----------------------------------

         Pursuant to the Expense Limitation Agreement, until April 30, 2007, the Portfolio's total operating expenses, exclusive of commissions and Rule 12b-1 fees, are limited to 0.90% of the Portfolio's average daily net assets. The Manager waived $33,406 in management fees during the fiscal year-ended December 31, 2005.

V.       Changes in Portfolio's Investment Style

         The transition from Lord Abbett to Van Kampen as Adviser of the Portfolio involved certain portfolio transaction costs as Van Kampen restructured the Portfolio. The Manager has notified the Trust that the estimated transaction costs of this restructuring did not exceed 0.60% of the Portfolio's net asset value. Restructuring costs consist primarily of brokerage fees and dealer spreads or markups related to purchasing and selling securities for the Portfolio's portfolio.

         The Adviser seeks to invest in high quality companies it believes have sustainable competitive advantages and the ability to redeploy capital at high rates of return. The Adviser typically favors companies with rising returns on invested capital, above average business visibility, strong free cash flow generation and attractive risk/reward. The Adviser generally considers selling an investment when it determines the company no longer satisfies its investment criteria.

         Under normal market conditions, the Portfolio invests at least 80% of its net assets in securities of medium-sized companies at the time of investment. Under current market conditions, the Adviser defines medium-sized companies by reference to those companies represented in the Russell Midcap Index (which consists of companies in the capitalization range of approximately $1.6 billion to $16.4 billion as of June 30, 2006). The Portfolio may also invest in common stock and other equity securities of small- and large- sized companies.

         The Portfolio invests primarily in common stocks and also may invest in other equity securities, including preferred stock, convertible securities and rights or warrants to purchase equity securities.

         The Portfolio may invest up to 25% of its assets in securities of foreign issuers including issuers in emerging market countries, primarily through ownership of depositary receipts. The Portfolio may also purchase and sell certain derivative instruments, such as options, futures, contracts and options on future contracts, for various portfolio management purposes, including to facilitate portfolio management and to mitigate risks.

VI.      Portfolio Transactions

         Subject to the supervision and control of the Manager and the Trustees of the Trust, the Portfolio's Adviser is responsible for decisions to buy and sell securities for its account and for the placement of its portfolio business and the negotiation of commissions, if any, paid on such transactions. Brokerage commissions are paid on transactions in equity securities traded on a securities exchange and on options, futures contracts and options thereon. Fixed income securities and certain equity securities in which the Portfolio invests are traded in the over-the-counter market. These securities are generally traded on a net basis with dealers acting as principal for their own account without a stated commission, although prices of such securities usually include a profit to the dealer. In over-the-counter transactions, orders are placed directly with a principal market maker unless a better price and execution can be obtained by using a broker. In underwritten offerings, securities are usually purchased at a fixed price which includes an amount of compensation to the underwriter generally referred to as the underwriter's concession or discount. Certain money market securities may be purchased directly from an issuer, in which case no commissions or discounts are paid. U.S. government securities are generally purchased from underwriters or dealers, although certain newly-issued U.S. government securities may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality. The Portfolio's Adviser is responsible for effecting its portfolio transactions and will do so in a manner deemed fair and reasonable to the Portfolio and not according to any formula. The primary consideration in executing portfolio transactions will be prompt execution of orders in an efficient manner at a favorable price. In selecting broker-dealers and negotiating commissions, the Adviser considers the firm's reliability, the quality of its execution services on a continuing basis, confidentiality, including trade anonymity and its financial condition. When more than one firm is believed to meet these criteria, preference may be given to brokers that provide the Portfolio or its Adviser with brokerage and research services within the meaning of Section 28(e) of the Securities Exchange Act of 1934. In doing so, the Portfolio may pay higher commission rates than the lowest available when its Adviser believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. The Portfolio's Adviser is of the opinion that, because this material must be analyzed and reviewed, its receipt and use does not tend to reduce expenses but may benefit the Portfolio or other accounts managed by the Adviser by supplementing the Adviser's research.

         It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, the Portfolio's Adviser receives research services from many broker-dealers with which the Adviser places the Portfolio's transactions. The Adviser may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for the Portfolio. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities.

         As noted above the Adviser may purchase new issues of securities for the Portfolio in underwritten fixed price offerings. In these situations, the underwriter or selling group member may provide the Adviser with research in addition to selling the securities (at the fixed public offering price) to the Portfolio or other advisory clients. Because the offerings are conducted at a fixed price, the ability to obtain research from a broker-dealer in this situation provides knowledge that may benefit the Portfolio, other investment advisory clients, and the Adviser without incurring additional costs. These arrangements may not fall within the safe harbor of Section 28(e) because the broker-dealer is considered to be acting in a principal capacity in underwritten transactions. However NASD Regulation, Inc. has adopted rules expressly permitting broker-dealers to provide bona-fide research to advisers in connection with fixed price offerings under certain circumstances. As a general matter in these situations, the underwriter or selling group member will provide research credits at a rate that is higher than that which is available for secondary market transactions.

         The Board of Trustees has approved a Statement of Directed Brokerage Policies and Procedures for the Trust pursuant to which the Trust may direct the Manager to cause the Adviser to effect securities transactions through broker-dealers in a manner that would help to generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment pursuant to the management agreement ("Directed Brokerage"). The Trustees will review the levels of Directed Brokerage for the Portfolio on a quarterly basis.

         The Adviser may effect portfolio transactions for other investment companies and advisory accounts. Research services furnished by broker-dealers through which the Portfolio effects its securities transactions may be used by the Portfolio's Adviser in servicing all of its accounts; not all such services may be used in connection with the Portfolio. In the opinion of the Adviser, it is not possible to measure separately the benefits from research services to each of its accounts, including the Portfolio. Whenever concurrent decisions are made to purchase or sell securities by the Portfolio and another account, the Portfolio's Adviser will attempt to allocate equitably portfolio transactions among the Portfolio and other accounts. In making such allocations between the Portfolio and other accounts, the main factors to be considered are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and the opinions of the persons responsible for recommending investments to the Portfolio and the other accounts. In some cases this procedure could have an adverse effect on the Portfolio. In the opinion of the Adviser, however, the results of such procedures will, on the whole, be in the best interest of each of the accounts.

         The Adviser to the Portfolio may execute portfolio transactions through certain of its affiliated brokers, if any, acting as agent in accordance with the procedures established by the Board of Trustees, but will not purchase any securities from or sell any securities to any such affiliate acting as principal for its own account.

         For the year ended December 31, 2005, the Portfolio paid $92,819 in brokerage commissions. No commissions were paid to any affiliated broker of the Manager or Lord Abbett.

VII.     Portfolio's Ownership Information

         The Portfolio had 7,061,722.431 total shares outstanding as of September 30, 2006.

         Metropolitan Life Insurance Company, a New York life insurance company ("MetLife"), and its affiliates, MetLife Investors USA Insurance Company, MetLife Investors Insurance Company, First MetLife Investors Insurance Company, New England Life Insurance Company and General American Life Insurance Company (individually an "Insurance Company" and collectively the "Insurance Companies"), are the record owners, through their separate accounts, of all of the Portfolio's shares.

         As of September 30, 2006, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the shares of beneficial interest of the Portfolio. To the Trust's knowledge, no person, as of September 30, 2006, was entitled to give voting instructions to an Insurance Company with respect to 5% or more of the Portfolio's shares.